UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

_________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 15, 2024

The Special Meeting of Stockholders of Purple Innovation, Inc. will be held on October 15, 2024, at 10:00 a.m. (Mountain Time). The Special Meeting will be conducted exclusively via a live audio webcast. To attend and vote at the Special Meeting, you must register in advance at https:// register.proxypush.com/PRPL prior to the deadline of October 13, 2024, at 5:00 p.m. Eastern Time. If you hold your shares of common stock as a record holder (i.e. shares are in your name), you can register to attend by using the control number found on this Notice of Availability. If you hold your shares in “street name” (i.e. shares held by a broker, bank or other nominee), you will receive a control number from your broker, bank or other nominee which you can use to register. In either case, once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Special Meeting and will permit you to submit questions.

PROXY STATEMENT, NOTICE OF SPECIAL MEETING AND PROXY CARD ARE AVAILABLE AT:

https://www.annualgeneralmeetings.com/prplsp2024

Dear Stockholder:

A Special Meeting of Stockholders of Purple Innovation, Inc. has been called to consider and act upon the following matters:

Proposal No. 1:

The approval of an amendment to Purple Innovation, Inc.’s Second Amended and Restated Certificate of Incorporation, to prohibit certain acquisitions of shares of our common stock in order to protect the tax benefits of our approximately $238 million of net operating loss carryforwards.

Proposal No. 2:

The ratification of Purple Innovation Inc.’s NOL Rights Plan in order to deter certain acquisitions of shares of our common stock in order to protect the tax benefits of our approximately $238 million of net operating loss carryforwards.

Proposal No. 3:	The approval of the adjournment or postponement of the Special Meeting of Stockholders, if necessary, to continue to solicit votes for Proposals Nos. 1 and 2.

Our Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials which contain important information and are available to you on-line or by mail. Complete proxy materials, including the proxy statement and proxy card, are available to you on-line at https://www.annualgeneralmeetings.com/prplsp2024 or upon your request by e-mail or first-class mail. We encourage you to access and review all the important information contained in the proxy materials before voting.

You may vote on-line, by mail or via the internet during the Special Meeting. If you wish to vote on-line, you will need your “Shareholder Control Number” (which can be found in the bottom right-hand corner of this Notice of Availability) and the web address, all of which will be included with or on the proxy card located on the internet website stated above or mailed to you at your request. No other personal information will be required to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote electronically at the Special Meeting of Stockholders, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of October 13, 2024, at 5:00 p.m. Eastern Time. Your proxy card will not be used if you vote at the Special Meeting. Additional information about attending and voting at the Special Meeting of Stockholders is available in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on October 15, 2024

1.      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the proxy materials before voting.

2.      The proxy statement, notice of Special Meeting and proxy card are available at https://www.annualgeneralmeetings.com/prplsp2024.

3.      If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 9, 2024, to facilitate timely delivery.

To request a paper copy of these items either:

•        Call our toll-free number — 1-800-785-7782; or

•        Visit our website at https://www.annualgeneralmeetings.com/prplsp2024; or

•        Send us an e-mail at cs@pacificstocktransfer.com.

Please clearly identify the items you are requesting, your Bank name, and your name along with the Shareholder Control Number located in the lower right-hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors

Tricia McDermott

Chief Legal Officer & Corporate Secretary